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EXHIBIT (p)(4)

                CODE OF ETHICS FOR BOK INVESTMENT ADVISERS, INC.

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                                                                  Exhibit (p)(4)

                          BOK INVESTMENT ADVISERS, INC.
                                 Code of Ethics

1.       STATEMENT OF STANDARDS

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and employees of BOk Investment Advisers, Inc. (the "Firm").

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of the Firm or its clients. To this end, directors, officers and employees of the Firm should understand and adhere to the following ethical standards:

         (a)      THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FIRM'S CLIENTS
                  FIRST;

                  This duty requires that the directors, officers and employees of the Firm avoid serving their own personal interests ahead of the interests of the Firm's clients.

         (b) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH DIRECTORS, OFFICERS AND EMPLOYEES POSITION OF TRUST AND RESPONSIBILITY; AND

                  The directors, officers and employees of the Firm should study this Code and ensure that they understand its requirements. They should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (c) THE DUTY TO ENSURE THAT THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE FIRM DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH THE FIRM.

                  Directors, officers and employees engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with the Firm. They should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with the Firm).

2.       DEFINITIONS

"Advisory Representative" means:

         (1)  any partner, officer or director of the firm;

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         (2)  any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made;

         (3) any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations;

         (4) and any of the following persons who obtain information concerning securities recommendations being made by such investment advisor prior to the effective dissemination of such recommendations or of the information concerning such recommendations:

                  [ ] any natural person in a control relationship with either the firm or a registered investment company that is advised by the firm;

                  [ ] or any employee of an affiliate of the Firm who is an Access person of a registered investment company that is advised by the firm, as that term is defined by Reg. Section 270.17j-1(a)(1).

         "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or, polices of a company, unless such power is solely the result of an official position with such company.

         "Covered Security" shall have the meaning of "Security" set forth in
Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or shares of registered open-end investment companies, other than shares issued by a registered investment company for which the Firm is a service provider (excluding shares of money market funds).

         An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment personnel" means: (1) any employee of the Firm who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by, or on behalf of the Firm; and (2) any natural person in a control relationship to the Firm who obtains information concerning recommendations made by the firm with regard to the purchase or sale of a security.

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         A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         "Purchase or sale" for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.

         A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Firm; or (b) is being or has been considered by the Firm or an Adviser for purchase by the Firm; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described above.

3.       REPORTING REQUIREMENTS

         A. Reporting. Each advisory representative of the Firm, shall submit the following reports in the forms attached hereto as Exhibits A-D to the Firm's Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

                  (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an advisory representative of the Firm.

                  (2) Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such advisory representative had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by the Firm no later than 10 days after the end of each calendar quarter.

                  (3) Annual Report. Exhibit D must be submitted by each advisory representative within 30 days after the end of each calendar year.

         B. Notification. The Firm's Compliance Officer (or his or her delegate) shall notify each advisory representative of the Firm who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

         C. Annual Certification. All covered personnel are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all Personal Securities transactions and holdings required to be disclosed or reported.

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4.       REVIEW AND ENFORCEMENT

         A.       Review.

                  (1) The Firm's Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of advisory representatives for compliance with the requirements of this Code of Ethics.

                  (2) If the Firm's Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Firm's Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

         B.       Enforcement.

                  (1) If the Firm's Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Board of Directors of the Firm. The Directors, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

                  (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the Firm's Compliance Officer is under consideration, an officer of the Firm designated for the purpose by the Directors of the Firm shall act in all respects in the manner prescribed herein for the Firm's Compliance Officer.

5.       RESTRICTIONS

                  A. Initial Public Offerings and Limited Offerings. No advisory representative may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Firm's Compliance Officer (or his or her delegate) has authorized the transaction in advance.

                  B.       Pre-clearance and Blackout Periods.

                  (1) No advisory representative shall purchase or sell, directly or indirectly any Covered Security:

                  _ Which to the knowledge of the advisory representative is, at the time of the purchase or sale, being considered for purchase or sale by, or on behalf of the Firm;

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                  -        Which to the knowledge of the advisory representative
                           is, at the time of the purchase or sale, being purchased or sold by, or on behalf of the Firm;

                  - On a day during which, to the knowledge of the advisory representative, the firm has a "buy" or "sell" order pending

                  (2) An Advisory Person may not purchase or sell, directly or indirectly any Covered Security unless the Compliance Officer (or one of his or her designees) has approved a written request relating to such purchase or sale within three days prior to the execution of the transaction and such approval has not been rescinded by the Compliance Officer. This does not apply to either the purchase or sale of BOKF stock or the exercise of options related to BOKF stock.

                  (3) Investment Personnel shall not purchase or sell, directly or indirectly, any security within three business days before or after the Firm trades in that security.

                  (4) Neither the pre-clearance requirement set out in the paragraph 2 nor the blackout period set out in paragraph 3 above shall apply to a purchase or sale transaction that involves $10,000 or less, or to the purchase or sale of shares issued by a registered investment company for which the Firm is a service provider.

                  C. Short-Term and Abusive Trading. Engaging in short-term trading practices or other potentially abusive trading in shares of a registered investment company for which the Finn is a service provider may constitute violations of Rule 17j-1 (b) and/or the stated policies of the registered investment company. Such trading may also result in excessive trading costs and disruption(s) of the investment style(s) of the registered investment company. Accordingly, advisory representatives of the Firm are prohibited from engaging or attempting to engage in excessive trading and exchange activity or other potentially abusive trading in the shares of such a registered investment company, including trading that violates the stated policies of the registered investment company. This includes, for example, excessive buys into and sells out of a fund (known as "round trips") to attempt to take advantage of stale pricing of fund assets. Additional guidelines as to what constitutes "excessive" and "abusive" may be adopted by the Firm as necessary.

6.       RECORDS

                  The Firm shall maintain records in the manner and to the extent set forth below:

         - A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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         -        A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

         - A copy of each report made pursuant to this Code of Ethics by an advisory representative, including any information provided in lieu of reports, shall be preserved by the Firm for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

         - A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

         - The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

7.       MISCELLANEOUS

         A. Confidentiality. All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

         B. Amendment; Interpretation of Provisions. The Board of Directors of the Firm or its designee committee may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate. Any material change to this Code of Ethics must be presented to the Board of each investment company advised by the Firm within not later than six months from the date of the amendment.

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                              ANNUAL CERTIFICATION

         The undersigned hereby certifies on behalf of BOk Investment Advisers, Inc. (the "Firm"), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, that a) the Firm has adopted procedures that are reasonably necessary to prevent advisory representatives from violating its Code of Ethics ("the Code"), b) no issues have arisen under the Code or the procedures adopted to implement the Code, and c) there have been no material violations of the Code since the last report to the Trustees.

Date:__________________________     __________________________________
                                    Director of Compliance

THIS FORM IS SUBMITTED SEPARATELY TO THE BOARD OF DIRECTORS OF THE AMERICAN PERFORMANCE FUNDS.

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                                    EXHIBIT A

                             Initial Holdings Report

         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                        BROKER/DEALER OR
                                                           BANK WHERE
SECURITY       NO. OF SHARES       PRINCIPAL AMOUNT     ACCOUNT IS HELD

Note: this report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:___________________________    Signature:______________________

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                                    EXHIBIT B

                          Securities Transaction Report

For the Calendar Quarter Ended ___________________

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                                                                       BROKER/
                                                                                                      DEALER OR
                                                                          NATURE OF                     BANK
        SECURITY                                         PRINCIPAL      TRANSACTION                   THROUGH
(INCLUDING INTEREST AND       DATE OF       NO. OF       AMOUNT OF       (PURCHASE,                     WHOM
 MATURITY DATE, IF ANY)     TRANSACTION     SHARES      TRANSACTION     SALE, OTHER)     PRICE        EFFECTED
 ----------------------     -----------     ------      -----------     ------------     -----        --------

         Note: this report (i) excludes holdings with respect to which 1 had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:_________________________           Signature:____________________________

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                                    EXHIBIT C

                          Account Establishment Report

For the Calendar Quarter Ended ________________________

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Firm's Code of Ethics:

BROKER/DEALER OR
   BANK WHERE                                DATE
   ACCOUNT WAS                            ACCOUNT WAS
   ESTABLISHED                            ESTABLISHED
   -----------                            -----------

Date:__________________________     Signature:_______________________________

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                                    EXHIBIT D

                             Annual Holdings Report
                         and Certification of Compliance

As of DECEMBER 31, ___________, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                                                  BROKER/DEALER OR
                                                                                     BANK WHERE
SECURITY                   NO. OF SHARES              PRINCIPAL AMOUNT             ACCOUNT IS HELD

As an individual covered by the Code of Ethics, I certify that I have read and understand the Investment Company Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code, save for any exceptions indicated on the required Exhibits.

Date:___________________________    Signature:______________________________